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Exhibit (a)(1)(H)

FORM OF INITIAL REMINDER E-MAIL TO ELIGIBLE OPTION HOLDERS

        As outlined in an e-mail dated November 17, 2006, and in the documents included with that e-mail, recently enacted Internal Revenue Code Section 409A imposes certain adverse tax consequences (including income tax at vesting, an additional 20% penalty tax and interest charges) on stock options that were granted at a discount from the fair market value ("discount options") and which vest after December 31, 2004.

        It has been determined that certain of your stock options may be affected by Section 409A because they were discount options. Hewlett-Packard has offered you the opportunity to avoid Section 409A impact by amending certain stock options. For certain options, you will also receive cash payments. Note that you must act by December 15, 2006 and accept the offer to avoid the Section 409A impact. However, participation in this offer is completely voluntary. You are not required to accept this offer.

        All of the details of Hewlett-Packard's offer to you are included in the e-mail dated November 17, 2006. For more information on how to participate in the offer, you may e-mail STOCKTENDER@MERCURY.COM.

FORM OF ADDITIONAL REMINDER E-MAIL TO ELIGIBLE OPTION HOLDERS

        As outlined in an e-mail dated November 17, 2006 and in the documents included with that e-mail, recently enacted Internal Revenue Code Section 409A imposes certain adverse tax consequences (including income tax at vesting, an additional 20% penalty tax and interest charges) on stock options that were granted at a discount from the fair market value ("discount options") and which vest after December 31, 2004.

        It has been determined that certain of your stock options may be affected by Section 409A because they were discount options. Hewlett-Packard has offered you the opportunity to avoid Section 409A impact by amending certain stock options. For certain options, you also will receive cash payments. Note that you must act by December 15, 2006 and accept the offer to avoid the Section 409A impact. However, participation in this offer is completely voluntary. You are not required to accept this offer.

        All of the details of Hewlett-Packard's offer to you are included in the e-mail dated November 17, 2006. For more information on how to participate in the offer, you may e-mail STOCKTENDER@MERCURY.COM.

FORM OF ADDITIONAL REMINDER E-MAIL TO ELIGIBLE OPTION HOLDERS WHO HAVE NOT RESPONDED TO THE OFFER

        As outlined in an e-mail dated November 17, 2006 and in the documents included with that e-mail, recently enacted Internal Revenue Code Section 409A imposes certain adverse tax consequences (including income tax at vesting, an additional 20% penalty tax and interest charges) on stock options that were granted at a discount from the fair market value ("discount options") and which vest after December 31, 2004.

        Hewlett-Packard has offered you the opportunity to avoid Section 409A impact by amending certain stock options. For certain options, you also will receive cash payments. You are receiving this e-mail because Hewlett-Packard has not received communication from you regarding whether you wish to elect to participate in this offer. Note that you must act by December 15, 2006 and accept the offer to avoid the Section 409A impact. However, participation in this offer is completely voluntary. You are not required to accept this offer.

        All of the details of Hewlett-Packard's offer to you are included in the e-mail dated November 17, 2006. For more information on how to participate in the offer, you may e-mail STOCKTENDER@MERCURY.COM.

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  Exhibit (a)(1)(H)
FORM OF INITIAL REMINDER E-MAIL TO ELIGIBLE OPTION HOLDERS
FORM OF ADDITIONAL REMINDER E-MAIL TO ELIGIBLE OPTION HOLDERS
FORM OF ADDITIONAL REMINDER E-MAIL TO ELIGIBLE OPTION HOLDERS WHO HAVE NOT RESPONDED TO THE OFFER